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                                                                    EXHIBIT 99.2

                                                               Please Mark Here
                                                              for Address Change
                                                                 or Comments
                                                                     / /
                                                               SEE REVERSE SIDE

THE BOARD OF DIRECTORS OF HORIZON PCS, INC. RECOMMENDS THAT YOU VOTE FOR PROPOSAL #1 AND #2 BELOW.

1. Adoption of the Agreement and Plan of Merger, by and between iPCS, Inc. and Horizon PCS, Inc., pursuant to which Horizon PCS, Inc. will merge with and into iPCS, Inc.

                FOR           AGAINST          ABSTAIN
                / /             / /              / /

2. Approve the adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there is not sufficient votes at the time of the Special Meeting to approve the merger.

                FOR           AGAINST          ABSTAIN
                / /             / /              / /

3. The proxies are authorized to vote in their discretion upon all such other matters as may properly come before the Special Meeting.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Signature
           --------------------------------

Signature
           --------------------------------

Date
           --------------------------------

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, THE SIGNATURES OF ALL SUCH PERSONS ARE REQUIRED. A CORPORATION SHOULD SIGN IN ITS FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER, STATING SUCH OFFICER'S TITLE. TRUSTEES, GUARDIANS, EXECUTORS AND ADMINISTRATORS SHOULD SIGN IN THEIR OFFICIAL CAPACITY, GIVING THEIR FULL TITLE AS SUCH. A PARTNERSHIP SHOULD SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON, STATING SUCH PERSON'S TITLE AND RELATIONSHIP TO THE PARTNERSHIP.

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      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                           HORIZON PCS, INC.

     The undersigned stockholder(s) of Horizon PCS, Inc., a Delaware corporation (the "Company"), hereby appoints William A. McKell and Peter M. Holland and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock, par value $0.0001 per share, of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held at the Company's headquarters located at 68 East Main Street, Chillicothe, Ohio 45601, at 10:00 a.m. eastern daylight time on June 30, 2005 and at any and all adjournments, postponements, continuations or reschedulings thereof (the "Special Meeting"), with all the powers the undersigned would possess if personally present at the Special Meeting, as directed on the reverse side.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL #1 AND #2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

    (CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

 ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

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